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                                                                 EXHIBIT 10.1.10
                                                                 ---------------

                             TAX SHARING AGREEMENT

          AGREEMENT dated as of November 26, 1997 by and among Scovill Holdings Inc. ("SHI"), Scovill Fasteners Inc. ("SFI") and the SFI Subgroup (as defined below), and effective as of the closing date of the Acquisition referred to below (the "Effective Date").

                                   WITNESSETH

          WHEREAS, Scovill Acquisition Inc. ("SAI"), a wholly owned subsidiary of SHI formed for the purpose of effecting SHI's acquisition of SFI, entered into a Stock Purchase Agreement dated as of October 10, 1997 ("Stock Purchase Agreement") with KSCO Acquisition Corporation ("KSCO"), which owns all of the capital stock of SFI, and KSCO's stockholders; and

          WHEREAS, pursuant to the Stock Purchase Agreement, SAI purchased all of the capital stock of KSCO (the "Purchase"); and

          WHEREAS, (i) immediately following the Purchase, SAI merged with and into KSCO, with KSCO surviving the merger, and (ii) immediately following such merger, KSCO merged with and into SFI, with SFI surviving the merger (such mergers, together with the Purchase, the "Acquisition"); and

          WHEREAS, prior to the Effective Date, the SFI Subgroup were members of an affiliated group as defined in Section 1504(a) of the Internal Revenue code of 1986, as amended (the "Code") and joined in filing a federal consolidated income tax return; and

          WHEREAS, SHI and its subsidiaries will elect to be members of an affiliated group as defined in Section 1504(a) of the Code and will elect to file a federal consolidated income tax return for its taxable year 1997 and subsequent years; and

          WHEREAS, each member of the SFI Subgroup will become a member of the SHI Group (as defined below) as of the end of the Effective Date; and

          WHEREAS, it is the intent and desire of the parties hereto that a method be established for reimbursing SHI for
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payment of the federal, state and local tax liabilities of the SFI Subgroup,

          NOW THEREFORE, in view of the aforementioned considerations, the parties hereto agree as follows:

        1.  Definitions
            -----------

        1.1 The words and concepts used in this Agreement shall be given the same definitions and meanings ascribed to them by the Code and the regulations promulgated thereunder, from time to time in effect (the "Regulations").

        1.2 For purposes of this Agreement, the terms set forth below shall have the following meanings:

        1.3  "SFI Subgroup" -- SFI and each of its subsidiaries.
              ------------

        1.4  "SHI Group" -- The affiliated group of corporations of which SHI
              ---------
is the "common parent" within the meaning of Section 1504 of the Code.

        1.5  "SHI Group Tax Liability" -- The consolidated federal income tax
              -----------------------
liability of the SHI Group of any taxable year for which the SHI Group files a consolidated federal income tax return.

        1.6 "Member Tax Liability" -- With respect to any taxable year of SFI
             --------------------
and each of its subsidiaries the federal income tax liability that SFI or each such subsidiary would have incurred if it had filed a separate federal income tax return and not had been included in the SHI Group for each such taxable year and all prior taxable years. For purposes of calculating the Member Tax Liability (a) section 1.1552-1(a)(2)(ii)(a) - (h) shall apply, and (b) any such amounts shall be computed using the highest marginal rate in effect for each such taxable year under section 11 of the Code rather than graduated rates.

        2.  Agreement To File Consolidated And Combined Returns
            ---------------------------------------------------

        2.1 A federal consolidated income tax return will be filed by SHI for the taxable year ended December 31, 1997 and shall be filed for each subsequent taxable period in respect of which this Agreement is in effect and for which the SHI Group is required or permitted to file a consolidated tax return.
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        2.2 Each member of the SFI Subgroup also agrees to join with SHI or any member of the SHI Group in any consolidated or combined state or local tax return in which such member is properly includible.

        2.3 Each member of the SFI Subgroup agrees to furnish SHI any and all information requested by SHI in order to carry out the provisions of this Agreement; to cooperate with SHI in filing any return or consent contemplated by this Agreement; to take such action as SHI may request, including, but not limited to, the filing of requests for the extension of time within which to file tax returns; to cooperate in connection with any refund claim; and to execute and file such consents, elections, and other documents that may be required or appropriate for the proper filing of such returns.

        2.4 Each member of the SFI Subgroup shall cooperate fully with SHI in any audit or other proceeding relating to any federal, state or local tax return and SFI and each SFI subsidiary shall pay an appropriate share of the expenses of any such audit or other proceeding. SHI shall have sole control over and discretion as to the undertaking, conduct, settlement or other disposition of any tax controversy arising out of any federal, state or local tax return of the SHI Group.

        3.  Allocation of Income Tax Liability
            ----------------------------------

        3.1 In the event a consolidated federal income tax return (a "Consolidated Return") is filed by SHI with respect to any taxable year of the SHI Group in which SFI or any subsidiary is included in the SHI Group, and such return evidences a liability for federal income taxes for such taxable year, the total tax liability as shown on such return shall be paid in full by SHI.

        3.2 SHI shall notify SFI and each SFI subsidiary no later than 7 days prior to the date it expects to file any Consolidated Return of the amount of SFI's and each such subsidiary's Member Tax Liability with respect to the taxable year covered by such Consolidated Return. SFI and each such subsidiary shall pay such amount (less any amounts previously paid by SFI or such subsidiary with respect to such taxable year pursuant to paragraph 3.3 below) to SHI on the date SHI files such Consolidated Return.

        3.3 In the event that SHI is required to make estimated federal income tax payments with respect to any table year for which SHI expects to file a Consolidated Return, SFI
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and each SFI subsidiary shall pay to SHI, on the date each estimated payment is required to be made by SHI, an amount equal to SFI's or such subsidiary's Member Tax Liability for the estimated tax period. Any estimated tax payments made by SFI or a subsidiary to SHI under this paragraph 3.3 for any taxable year shall reduce the amount, if any, owed by SFI or such subsidiary to SHI under Paragraph
3.2 for such taxable year. If the total amount of payments made by SFI or a SFI subsidiary pursuant to this paragraph 3.3 with respect to any taxable year of the SHI Group exceeds SFI's or each such subsidiary's Member Tax Liability with respect to such taxable year, SHI shall refund such excess to SFI or each such subsidiary on the date it receives a refund of federal income taxes paid with respect to such taxable year.

        3.4 Loss Carrybacks. SFI and each of its subsidiaries shall be deemed to
            ---------------
have made the election pursuant to section 172(b)(3) of the Code to forego the carryback of netoperating losses. Such losses shall instead be carried forward.

        3.5 Subsequent Adjustments. If the SHI Group Tax Liability for any
            ----------------------
taxable year is adjusted by an audit by the Internal Revenue Service, a court determination, or otherwise, SFI's and each SFI subsidiary's Member Tax Liability shall be recomputed for such taxable years to take into account such adjustment and, as applicable, (a) SHI shall (x) reimburse SFI and each subsidiary the amount of taxes SFI or such subsidiary paid previously in excess of its readjusted Member Tax Liability, or (y) offset SFI's or such subsidiary's future Member Tax Liability for such readjusted Member Tax Liability, or (b) SFI and each of its subsidiaries shall pay SHI the appropriate portion of the additional amount of taxes SHI paid in excess of SFI' or each such subsidiary's recomputed Member Tax Liability. Any such reimbursement or additional payment shall be paid within seven (7) days of the date of a final determination with respect to such adjustment or as soon as such adjustment can practicably be calculated, if later, together with interest for the period and at the rate provided for underpayment in Section 6621 of the Code.

        3.6 State and Local Tax Liability. Consolidated, combined or unitary
            -----------------------------
state and local income and franchise tax liability will be allocated, paid and reimbursed under this Agreement in a manner as similar as possible to the allocation, payment and reimbursement of the SHI Group Tax Liability.
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        4.  Miscellaneous
            -------------

        4.1 This Agreement shall be effective as of the Effective Date and shall apply to any payments or refunds due with respect to any predecessor, whether by statutory merger, acquisition of assets or otherwise, of any of the parties hereto, to the same extent as if the predecessor had been an original party to the Agreement.

        4.2 This agreement shall continue in full force and effect unless and until SHI and SFI agree to terminate the Agreement. Notwithstanding such termination, this Agreement shall continue in effect with respect to any payments or refunds due for all periods prior to termination.

        4.3 This Agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original part to the Agreement.
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          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives on November 26, 1997.


                         SCOVILL HOLDINGS INC.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Executive Vice-President



                         SCOVILL FASTENERS INC.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Executive Vice-President


                         PCI GROUP, INC.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Vice-President


                         SCOMEX, INC.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Vice-President


                         SCOVILL FASTENERS, S.A. de C.V.

                         By: _______________________________

                             Name:  Martin A. Moore
                             Title: Vice-President
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                         158856 CANADA INC.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Vice-President


                         UNIFAST-SCOVILL S.A.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Vice-President


                         DAUDE S.A.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Vice-President


                         SCOVILL PUERTO RICO, INC.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Vice-President


                         RAU FASTENER COMPANY, L.L.C.

                         By: _______________________________
                             Name:  Martin A. Moore
                             Title: Vice-President